                                                             EXHIBIT 23(h)(3)(b)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") dated the 1st day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana insurance company (the "Company") is effective as of April 30, 2010.

                                    AMENDMENT
                                    ---------

     WHEREAS, the parties wish to amend Schedule 2 to the Agreement and replace it in its entirety.

     NOW, THEREFORE, in consideration of their mutual promises, the Company and the Trust agree to amend the Agreement as follows:

     1. Schedule 2 of this Agreement shall be deleted and replaced with the attached Schedule 2.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                       LINCOLN VARIABLE INSURANCE PRODUCTS TRUST


Date: April 12, 2010                    By: /s/ Kevin J. Adamson
                                            ------------------------------------
                                            Kevin J. Adamson
                                            Second Vice President

                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


Date: April 12, 2010                    By: /s/ William P. Flory, Jr.
                                            ------------------------------------
                                            William P. Flory, Jr.
                                            Second Vice President

                                   Schedule 2
                                   ----------

                                      Funds
                              As of April 30, 2010

LVIP American Global Growth Fund
LVIP American Global Small Capitalization Fund
LVIP American Growth Fund
LVIP American Growth-Income Fund
LVIP American International Fund
LVIP Baron Growth Opportunities Fund
LVIP BlackRock Inflation Protected Bond Fund
LVIP Capital Growth Fund
LVIP Cohen & Steers Global Real Estate Fund
LVIP Columbia Value Opportunities Fund
LVIP Delaware Bond Fund
LVIP Delaware Diversified Floating Rate Fund
LVIP Delaware Foundation Aggressive Allocation Fund
LVIP Delaware Foundation Conservative Allocation Fund
LVIP Delaware Foundation Moderate Allocation Fund
LVIP Delaware Growth and Income Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware Special Opportunities Fund
LVIP Global Income Fund
LVIP J.P. Morgan High Yield Fund
LVIP Janus Capital Appreciation Fund
LVIP Marsico International Growth Fund
LVIP MFS Value Fund
LVIP Mid-Cap Value Fund
LVIP Mondrian International Value Fund
LVIP Money Market Fund
LVIP SSgA Bond Index Fund
LVIP SSgA Developed International 150 Fund
LVIP SSgA Emerging Markets Fund
LVIP SSgA International Index Fund
LVIP SSgA Large Cap 100 Fund
LVIP SSgA Small/Mid Cap 200 Fund
LVIP SSgA S&P 500 Index Fund
LVIP SSgA Small-Cap Index Fund
LVIP T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP Templeton Growth Fund
LVIP Turner Mid-Cap Growth Fund
LVIP Wells Fargo Intrinsic Value Fund
LVIP Wilshire Aggressive Profile Fund
LVIP Wilshire Conservative Profile Fund
LVIP Wilshire Moderate Profile Fund
LVIP Wilshire Moderately Aggressive Profile Fund
LVIP Wilshire 2010 Profile Fund
LVIP Wilshire 2020 Profile Fund
LVIP Wilshire 2030 Profile Fund
LVIP Wilshire 2040 Profile Fund